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                                                                    Exhibit 23.3


             [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]
















          We hereby consent to the use of our name in the Registration Statement on Form F-1 (File No. 333-110435) of Aspen Insurance Holdings Limited. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                              Respectfully submitted,

                              /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              ------------------------------------------
                              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              New York, New York
                              November 25, 2003